UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2019
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29222 Rancho Viejo Road, Suite 127,
San Juan Capistrano,	CA	92675

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a letter received by the board of directors (the “Board”) of The Ensign Group, Inc. (the “Company”) dated November 20, 2019, Dr. John Nackel announced his decision to resign from the Board effective on January 1, 2020, to focus on other endeavors. Dr. Nackel was recently appointed to serve on the Board of Directors of The Pennant Group, Inc., which is a new publicly traded company that was recently spun out of the Company effective October 1, 2019. Dr. Nackel has served as a member of the Board since June 2008. At the time of his resignation he was serving as the chair of the Quality and Assurance Committee and as the chair of the Special Committee. Dr. Nackel will continue his service on the Board and his respective committee assignments until his resignation is effective on January 1, 2020.

During the meeting on the same day, the Board appointed Swati Abbott to fill the vacancy created by Dr. Nackel’s resignation. Ms. Abbott’s appointment is for a term starting on January 1, 2020 and ending on the date of the Company’s 2020 annual shareholders meeting. It is anticipated that the Board will nominate Ms. Abbot for election by shareholders at the 2020 Annual Shareholder meeting to serve as a Class I director for a three-year term ending at the Company’s annual shareholder meeting in 2023.

Ms. Abbott currently serves as the president and chief executive officer of Health Intelligence Company LLC, doing business as Blue Health Intelligence, a healthcare data and analytics company, a post that she has held since 2011. Prior to joining Blue Health Intelligence, Ms. Abbott served as the president of MEDai, Inc., an industry leader in predictive analytics, prior to its acquisition by Reed Elsevier in 2008. She also served as managing director for the Medical Management Strategic Business Unit at ViPS.  She currently serves as a director of Prognos, Inc., a private healthcare data analytics company, and Magellan Health Inc., a for-profit managed health care company, focused on special populations, complete pharmacy benefits and other specialty areas of healthcare.

Ms. Abbots’ appointment to the Board, which will be effective January 1, 2020, was made at the recommendation of the Nomination and Corporate Governance Committee. Her appointment was accompanied by appointments to serve on the Quality and Assurance Committee with Ms. Ann Blouin (chair), Mr. Barry Smith, Mr. Christopher Christensen and Mr. Barry Port and on the Audit Committee with Mr. Daren Shaw (chair) and Mr. Lee Daniels.

Also effective January 1, 2020, the Board also appointed Mr. Barry Smith to serve on the Special Committee as chair with Mr. Daren Shaw and Mr. Lee Daniels. In addition, the Board appointed Ann Blouin to serve on the Nomination and Corporate Governance Committee with Mr. Barry Smith (chair) and Mr. Daren Shaw. No changes were made to the Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2019	THE ENSIGN GROUP, INC.
	By:	/s/ Chad A. Keetch
Chad A. Keetch
Chief Investment Officer